UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2020

DXC TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard
Tysons , Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 245-9675

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	New York Stock Exchange
2.750% Senior Notes Due 2025	DXC 25	New York Stock Exchange
1.750% Senior Notes Due 2026	DXC 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2020, DXC Technology Company (the “Company”) announced that Paul Saleh, its Chief Financial Officer, has resigned, effective September 30, 2020, to pursue a position with another company.

Neil A. Manna will serve as Acting Chief Financial Officer effective on October 1, 2020 while the Company engages in a search for a permanent Chief Financial Officer. He will report to Mike Salvino, president and CEO. Mr. Manna has served as Senior Vice President, Corporate Controller and Principal Accounting Officer of DXC since the completion of the HPES Merger. Mr. Manna previously served as Principal Accounting Officer, Vice President and Controller of CSC. Mr. Manna joined CSC in June 2016. Prior to joining CSC, he served as the Chief Accounting Officer and Senior Vice President of CA, Inc. from December 2008 to June 3, 2016. He served as Principal Accounting Officer and Vice President of Worldwide Accounting for RealNetworks, Inc. from July 2007 to November 2008. He served as the Chief Financial Officer of TimePlus Systems, LLC (formerly TimePlus, Inc.) from November 2005 to April 2007. From February 2000 to October 2005, he served as a Director of Finance for the Payroll Division of Intuit and Controller of Employee Matters, Inc. From July 1990 to February 2000 he served as the Principal Accounting Officer, Vice President of Finance, Controller and Treasurer of CHI Energy, Inc. He is a Certified Public Accountant and holds a Bachelor’s degree in Accounting and a Master’s degree in Business Administration.

Item 7.01	Regulation FD Disclosure

On September 16, 2020, the Company issued a press release in connection with the announcement of the departure of Paul Saleh. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information provided under this Item 7.01 is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

All statements in this Item 7.01 that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, as updated in subsequent SEC filings including the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

ITEM 9.01	Financial Statements and Exhibits

Number	Description

99.1	Press Release dated September 16, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Dated: September 16, 2020	By:	/s/ Zafar A. Hasan
	Name:	Zafar A. Hasan
	Title:	Vice-President, Chief Corporate Counsel and Assistant Secretary